Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" for the Money Market Portfolio, Government & Agency Securities Portfolio and Tax-Exempt Portfolio, each a series of Cash Account Trust, in the Premier Money Market Shares Prospectus, Service Shares Prospectus, Capital Assets Funds Shares Prospectus, and Davidson Cash Equivalent Shares Prospectus, the Money Market Portfolio and Government & Agency Securities Portfolio in the Davidson Cash Equivalent Plus Shares Prospectus, the Government & Agency Securities Portfolio in the Government Cash Managed Shares Prospectus, DWS Government & Agency Money Fund Prospectus, and DWS Government Cash Institutional Shares Prospectus, the Money Market Portfolio in the Premium Reserve Money Market Shares Prospectus, Institutional Money Market Shares Prospectus, Institutional Select Money Market Shares Prospectus and Capital Assets Funds Preferred Shares Prospectus, the Tax-Exempt Portfolio in the Tax-Exempt Cash Managed Shares Prospectus, Tax-Free Investment Class Prospectus, DWS Tax-Exempt Money Fund Prospectus, DWS Tax-Free Money Fund Class S Prospectus, and DWS Tax-Exempt Cash Institutional Shares Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Cash Account Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 33-32476) of our reports dated June 20, 2008, on the financial statements and financial highlights of the Money Market Portfolio, Government & Agency Securities Portfolio, and Tax-Exempt Portfolio included in the Cash Account Trust Premier Money Market Shares Annual Report, Service Shares Annual Report, Davidson Cash Equivalent Shares and Davidson Cash Equivalent Plus Shares Annual Report, Capital Assets Funds Shares and Capital Assets Funds Preferred Shares Annual Report, Institutional Select Money Market Shares Annual Report, Premium Reserve Money Market Shares and Institutional Money Market Shares Annual Report, DWS Government Cash Institutional Shares and Government Cash Managed Shares Annual Report, DWS Government & Agency Money Fund Annual Report, DWS Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares Annual Report, Tax-Free Investment Class Annual Report, DWS Tax-Exempt Money Fund Annual Report and DWS Tax-Free Money Fund Class S Annual Report, each dated April 30, 2008.


                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 28, 2008